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Exhibit 10.22.1
     THIRD AMENDMENT, dated as of February 26, 2010 (this “Amendment”), to the Fourth Amended and Restated Sale and Servicing Agreement dated as of June 16, 2009 (as amended by that certain First Amendment dated as of July 14, 2009, that certain Second Amendment and Waiver dated as of August 28, 2009, and as further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among CapitalSource Real Estate Loan LLC, 2007-A, as the seller (the “Seller”), CSE Mortgage LLC, as the originator (the “Originator”), and as the servicer (the “Servicer”), each of the Issuers from time to time party thereto (collectively, the “Issuers”), each of the Liquidity Banks from time to time party thereto (collectively, the “Liquidity Banks”), Citicorp North America, Inc., as the administrative agent for the Issuers and Liquidity Banks thereunder (the “Administrative Agent”), and Wells Fargo Bank, National Association, not in its individual capacity but as the backup servicer (the “Backup Servicer”), and not in its individual capacity but as the collateral custodian (the “Collateral Custodian”). Terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.
     The parties hereto desire to amend certain provisions of the Agreement in the manner provided herein.
     Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:
     Section 1. Amendments to the Agreement. Effective as of the Effective Date, the Agreement is hereby amended as follows:
     (i) the following new definitions are added to Section 1.1 thereof in proper alphabetical order:
“CapitalSource Convertible Bonds”: The 3.5% Senior Convertible Debentures due 2034 and the 4.0% Senior Subordinated Convertible Debentures due 2034 issued by CapitalSource Inc., including any refinancing or reissuance thereof.
“CapitalSource Convertible Bond Put Date”: The earlier of (i) the maturity date (as such may be accelerated) of either of the CapitalSource Convertible Bonds (provided, that this clause (i) shall not be triggered as a result of an exchange offer, tender offer, purchase on the open market or other refinancing with respect to either of the CapitalSource Convertible Bonds) or (ii) the date on which any of the holders of either of the CapitalSource Convertible Bonds may require CapitalSource Inc. to repurchase, retire or redeem all or any portion of either of the CapitalSource Convertible Bonds.
“Third Amendment Effective Date”: February 26, 2010.
     (ii) the definition of “Consolidated Tangible Net Worth” in Section 1.1 thereof is deleted and replaced with the following:
“Consolidated Tangible Net Worth”: As of any date of determination, the GAAP assets less the liabilities of CapitalSource Inc., its Consolidated Subsidiaries, the CapitalSource Bank Entities and each Healthcare REIT Consolidated Subsidiary, less intangible assets (including goodwill), less loans or advances to stockholders, directors, officers or employees.
     (iii) the definition of “Maximum Advance Rate” in Section 1.1 thereof is deleted and replaced with the following:
“Maximum Advance Rate” As of (i) the Payment Date occurring in May 2010, after giving effect to all amounts applied on such date, equals 27.2% of the Aggregate Outstanding Asset Balance on such date, (ii) the Payment Date occurring in August 2010, after giving effect to all amounts applied on such date, equals 23.6% of the Aggregate Outstanding Asset Balance on such date, (iii) the

Payment Date occurring in November 2010, after giving effect to all amounts applied on such date, equals 19.8% of the Aggregate Outstanding Asset Balance on such date and (iv) the Payment Date occurring in February 2011, after giving effect to all amounts applied on such date, equals 18.4% of the Aggregate Outstanding Asset Balance on such date.
     (iv) the definition of “Termination Event” in Section 1.1 thereof is amended by replacing the text “10.1(y) or 10.1(z)” appearing therein with the text “10.1(y), 10.1(z) or 10.1(aa)”.
     (v) the definition of “TNW Test Level” in Section 1.1 thereof is deleted and replaced with the following:
“TNW Test Level”: The greater of (A) sum of (i) $1,725,000,000, plus (ii) 70% of the cumulative Net Proceeds of Capital Stock/Conversion of Debt received at any time after February 24, 2010, and (B) the covenant level for “Minimum Consolidated Tangible Net Worth” set forth under any of the Other CapitalSource Facilities, including Section 5.32(c) of the Credit Agreement (or any replacement provision thereunder).
     (vi) Section 2.13 thereof is deleted and replaced with the following:
“On the first Payment Date following the Termination Date when the Class A Advances Outstanding is less than 5% of the Class A Advances Outstanding as of the Termination Date (the “5% Date”), the Seller shall notify the Administrative Agent in writing of its intention to purchase all remaining Collateral. On the earlier of (a) the Payment Date next succeeding the 5% Date or (b) the date (such date being June 30, 2011 as of the Third Amendment Effective Date) that is ten (10) Business Days prior to the CapitalSource Convertible Bond Put Date, the Seller shall (i) terminate all Hedge Transactions in accordance with their terms and (ii) purchase all remaining Collateral for a price equal to the Aggregate Unpaids and the proceeds of such purchase will be deposited into the Collection Account and paid in accordance with Section 2.10.”
     (vii) Section 10.1 thereof is amended by (i) changing the designation of clause “(z)” to “(aa)” and (ii) inserting the following new clause “(z)”:
“(z) as of any Payment Date specified in the definition of Maximum Advance Rate, the ratio (expressed as a percentage) of the aggregate amount of Advances Outstanding divided by the Aggregate Outstanding Asset Balance (in each case, after giving effect to all amounts applied on such date) exceeds the Maximum Advance Rate and the same continues unremedied for two Business Days; or”.
     Section 2. Representations and Warranties of the Seller and the Servicer.
     Each of the Seller and the Servicer, jointly and severally, hereby represents and warrants as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Amendment):
     (i) The representations and warranties of each of the Seller and the Servicer set forth in the Agreement are true and correct on and as of such date, after giving effect to this Amendment, as though made on and as of such date;

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     (ii) Following the effectiveness of this Amendment, no event has occurred and is continuing which constitutes a Termination Event or Unmatured Termination Event;
     (iii) Each of the Seller and the Servicer is in compliance with each of its covenants and agreements set forth in the Transaction Documents; and
     (iv) This Amendment has been duly executed and delivered by the Seller and the Servicer and constitutes the legal, valid and binding obligation of the Seller and Servicer, and is enforceable in accordance with its terms subject (x) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, from time to time in effect, and (y) to general principles of equity.
     Section 3. Effective Date; Continued Effectiveness; Governing Law; Counterparts.
     (a) This Amendment shall become effective as of the time and date (the “Effective Date”) when:
     (i) the Administrative Agent shall have received a counterpart of this Amendment, duly executed and delivered on behalf of each of the parties hereto;
     (ii) the Administrative Agent shall have received (i) duly executed counterparts of the fee letter dated as of the date hereof among the parties hereto regarding the payment of certain amendment fees on the date hereof (the “Fee Letter”) and (ii) payment of the Amendment Fee (as defined in the Fee Letter);
     (iii) the Advances Outstanding shall have been reduced to an amount equal to or less than $123,470,625; and
     (iv) the Originator shall have paid all outstanding fees and expenses of counsel to the Administrative Agent.
     (b) Nothing herein shall be deemed to be a waiver of any covenant, or agreement contained in, or any Termination Event or Unmatured Termination Event under the Agreement and each of the parties hereto agrees that all other covenants and agreements and other provisions contained in the Agreement and the other Transaction Documents as modified by this Amendment shall remain in full force and effect from and after the date of this Amendment.
     (c) THIS AMENDMENT, AND THE AGREEMENT AS AMENDED BY THE AMENDMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
     (d) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile or by electronic mail in portable document format (pdf)), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
[Remainder of Page Intentionally Left Blank.]

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLER:	CAPITALSOURCE REAL ESTATE LOAN LLC, 2007-A

	By:	/S/ JEFFREY A. LIPSON

	Name:	Jeffrey A. Lipson
	Title:	Senior Vice President and Treasurer

THE ORIGINATOR AND SERVICER:	CSE MORTGAGE LLC

	By:	/S/ JEFFREY A. LIPSON

	Name:	Jeffrey A. Lipson
	Title:	Senior Vice President and Treasurer
[Signatures Continued on the Following Page]

ISSUER:	CHARTA, LLC, in its capacity as an Issuer

By: Citibank, N.A., as Attorney-in-Fact

	By:	/s/ GERALD F. KEEFE

	Name:	Gerald F. Keefe

	Title:	Authorized Signatory

ISSUER:	CAFCO, LLC, in its capacity as an Issuer

By: Citibank, N.A., as Attorney-in-Fact

	By:	/s/ GERALD F. KEEFE

	Name:	Gerald F. Keefe

	Title:	Authorized Signatory

[Signatures Continued on the Following Page]

LIQUIDITY BANK:	CITIBANK, N.A., in its capacity as a Liquidity Bank

	By:	/s/ GERALD F. KEEFE

	Name:	Gerald F. Keefe

	Title:	Authorized Signatory

THE ADMINISTRATIVE AGENT	CITICORP NORTH AMERICA, INC.

	By:	/s/ GERALD F. KEEFE

	Name:	Gerald F. Keefe

	Title:	Authorized Signatory